UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2021

Commission file number 001-38265

nVent Electric plc

(Exact name of Registrant as specified in its charter)

Ireland	98-1391970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW, United Kingdom

(Address of principal executive offices)

Registrant's telephone number, including area code: 44-20-3966-0279

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 23, 2021, nVent Electric plc (the “Company”) and nVent Finance S.à r.l. (“nVent Finance”) completed a public offering (the “Offering”) of $300.0 million aggregate principal amount of nVent Finance’s 2.750% Senior Notes due 2031 (the “Notes”). The Notes are fully and unconditionally guaranteed as to payment of principal and interest by the Company (the “Guarantee”).

The Notes were issued under an Indenture (the “Base Indenture”), dated as of March 26, 2018, among the Company, nVent Finance and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of April 30, 2018, among the Company, nVent Finance and the Trustee (the “Third Supplemental Indenture”), as supplemented by a Fourth Supplemental Indenture, dated as of November 23, 2021, between the Company, nVent Finance and the Trustee, establishing the terms and providing for the issuance of the Notes (the “Fourth Supplemental Indenture”).

The Fourth Supplemental Indenture and form of the Note, which is included therein, provide, among other things, that the Notes bear interest at a rate of 2.750% per year (payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2022), and will mature on November 15, 2031. The interest rate payable on the Notes will be subject to adjustment based on certain rating events.

The Company intends to use the net proceeds from the Offering, together with cash on hand, to fund the redemption of all of nVent Finance’s $300 million of 3.950% Senior Notes due 2023 and for general corporate purposes.

At any time prior to August 15, 2031, nVent Finance may redeem the Notes at a redemption price equal to the greater of 100% of the principal amount of the notes to be redeemed and a make-whole amount, plus accrued and unpaid interest on the Notes being redeemed to, but excluding, the redemption date. At any time on or after August 15, 2031, nVent Finance may redeem the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes being redeemed to, but excluding, the redemption date. nVent Finance is required to offer to repurchase the Notes for cash at a price of 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, upon the occurrence of a change of control triggering event. nVent Finance also may redeem all, but not less than all, of the Notes in the event of certain tax changes affecting such Notes.

The Fourth Supplemental Indenture contains customary events of default. If an event of default occurs and is continuing with respect to the Notes, then the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes of that series may declare the Notes of that series to be due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

The descriptions of the Base Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture set forth above are qualified by reference to the Base Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 8.01	Other Events.

The Notes and the Guarantee are registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333- 260579) that the Company and nVent Finance filed with the Securities and Exchange Commission on October 29, 2021. The Company is also filing certain exhibits as part of this Current Report on Form 8-K for purposes of such Registration Statement. See “Item 9.01.  Financial Statements and Exhibits.”

ITEM 9.01	Financial Statements and Exhibits.

(a)            Not applicable.

(b)            Not applicable.

(c)            Not applicable.

(d)            Exhibits. The following exhibits are filed herewith:

Exhibit	Description

4.1	Indenture, dated as of March 26, 2018, among nVent Finance S.à r.l, nVent Electric plc and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form 10 of nVent Electric plc filed with the Commission on March 26, 2018 (File No. 001-38265)).

4.2	Third Supplemental Indenture, dated as of April 30, 2018, among nVent Finance S.à r.l, nVent Electric plc and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 in the Current Report on Form 8-K of nVent Electric plc filed with the Commission on April 30, 2018 (File No. 001-38265)).

4.3	Fourth Supplemental Indenture, dated as of November 23, 2021, among nVent Finance S.à r.l. (as Issuer), nVent Electric plc (as Parent and Guarantor) and U.S. Bank National Association (as Trustee).

5.1	Opinion of Foley & Lardner LLP with respect to the Notes and Guarantee.

5.2	Opinion of Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg), with respect to the Notes.

5.3	Opinion of Arthur Cox LLP with respect to the Guarantee issued by nVent Electric plc.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

23.2	Consent of Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg), (included in Exhibit 5.2).

23.3	Consent of Arthur Cox LLP (included in Exhibit 5.3).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on November 23, 2021.

NVENT ELECTRIC PLC
Registrant

By:	/s/ Sara E. Zawoyski
Sara E. Zawoyski
Executive Vice President and Chief Financial Officer